  Exhibit 10.64

Loan Number:[             ]

LOAN AGREEMENT

$ [ ]	[ ]

This LOAN AGREEMENT (the “LOAN’” is made by and between Ocean Thermal Energy Corporation, a Nevada corporation (the “Company”, “OTE” or “Borrower”) and __________________ (the “Lender”). The Borrower and the Lender are also referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, the Company is borrowing up to $100 Thousand (one hundred thousand dollars) in aggregate loans, with loans of $5,000 (five thousand dollars) each and the Parties desire to set forth the terms and conditions governing this investment.

FOR VALUE RECEIVED, the Company hereby promises to pay to the order of the Lender the principal sum equal to _____________________ ($__________) in accordance with the terms and conditions of this loan (the “Loan”) reflecting a loan made by the Lender to the Company under this Loan, bearing simple interest on outstanding principal at the rate of eight percent (8.0%) per annum, computed on the basis of the actual number of days elapsed in a year of 365 days, with all principal and all accrued but unpaid interest due and payable in full, to the extent the principal and accrued but unpaid interest are converted into shares of the common stock of Ocean Thermal Energy Corporation (symbol: CPWR) (the “Conversion Shares”) pursuant to Section 1 of this Loan.

The following is a statement of the rights of Lender and the conditions to which this Loan is subject, and to which Lender, by acceptance of this Loan, agrees:

1. Conversion.

a. Conversion Amount. Each $5,000.00 Loan shall automatically convert into 250,000 shares of Ocean Thermal Energy Corporation (“OTE”) Common Stock either at the time the closing sale price for CPWR Common Stock is equal to or greater than $1.00 per share, as adjusted for stock splits, stock dividends, reclassification and the like, OR at the maturity date of January 2, 2022, whichever comes first.

800 South Queen Street | Lancaster, Pennsylvania | 17603-5818 | United States of America
Phone: +1 717 299 1344 | Fax: +1 717 299 1336
Offices also in: US Virgin Islands |info@OTEcorporation.com | www.OTEcorporation.com

b. Fractional Shares; Effect of Conversion. No fractional shares shall be issued upon conversion of this Loan. In lieu of issuing any fractional shares to Lender upon the conversion of this Loan, the Company shall pay to Lender an amount equal to the product obtained by multiplying the Conversion Price by the fraction of a share not issued pursuant to the previous sentence. Upon conversion of this Loan in full, Borrower shall be forever released from all its obligations and liabilities under this Loan.

2. No Right of Prepayment. Borrower shall have no right of prepayment, or any right to pay the balance of this Loan in cash, it being understood that this Loan is automatically convertible at the Maturity Date into the Conversion Shares.

3. Default. Any of the following shall constitute an “Event of Default” under this Loan:

a. Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) cease operations of its business as presently conducted, (iv) make a general assignment for the benefit of its creditors, (v) be dissolved or liquidated, (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, (vii) be adjudicated bankrupt or insolvent, (viii) file a petition seeking to take advantage of any other law providing for the relief of debtors, or (ix) take any action for the purpose of effecting any of the foregoing; or

b. The commencement of proceedings for the appointment of a receiver, trustee, liquidator or custodian of Borrower or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Borrower or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement.

4. Notice of Events of Default; Rights of Lender Upon Default. Borrowershall furnish to Lender, promptly upon the occurrence thereof, written notice of the occurrence of any Event of Default hereunder. Immediately upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance of such Event of Default, unless such Event of Default has been waived by Lender in writing, all outstanding obligations payable by Borrower hereunder shall be immediately due and payable without presentment, demand, protest, notice of default, nonpayment or dishonor, or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, unless such Event of Default has been waived by Lender in writing, Lender may exercise any other right, power or remedy permitted to it by law, either by suit in equity or by action at law, or both.

5. Representations and Warranties of Lender. Each of the representations and warranties of Lender as set forth in this document are incorporated herein by this reference as though fully restated herein.

6. Transfer; Successors and Assigns. The terms and conditions of this Loan shall inure tothe benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing: (a) Lender may not assign, pledge, or otherwise transfer this Loan without the prior written consent of the Company (other than to trusts for estate planning purposes or other entities which Investor holds a controlling interest in); and (b) the Company may not assign, pledge or otherwise transfer this Loan. Subject to the preceding sentence, this Loan may be transferred only upon surrender of the original Loan for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new loan for the same principal amount and interest will be issued to, and registered in the name of, the transferee.

7. Governing Law. This Loan and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Nevada, without giving effect to principles of conflicts of law.

8. Waiver. Borrower, for itself and its successors, transfers and assigns, waives presentment, dishonor, protest, notice of protest, demand for payment and dishonor in nonpayment of this Loan, bringing of suit or diligence of taking any action to collect any sums owing hereunder or in proceeding against any of the rights and properties securing payment hereunder.

9. Severability. If any provision of this Loan or the application thereof to any persons or entities or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Loan shall not be deemed affected thereby and every provision of this Loan shall be valid and enforceable to the fullest extent permitted bylaw.

10. No Waiver. The failure to exercise any rights herein shall not constitute a waiver of the right to exercise the same or any other right at any subsequent time in respect of the same event or any other event.

11. Nonrecourse. In the event that Borrower defaults on this Loan, Lender shall look solely to Borrower for repayment and none of the shareholders, officers, directors or affiliates of Borrower shall have any personal liability for payment hereunder

12. Counterparts. This Loan may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile executions of this Loan shall be deemed original.

IN WITNESS WHEREOF, Borrower has executed this Loan as of the date first hereinabove written.

Ocean Thermal Energy Corporation

By:
Name:	Jeremy Feakins
Its:	Chief Executive Officer

Acknowledged and Agreed:

By:

Name:

Long term Notes - 2019 / 2020, convertible - $5,000 increments
Maturity - January 2, 2022
Conversions per increment 250,000 Shares

Date of	Maturity		Loan
Note	Date	Payee	Amount

12/9/19	1/2/22	Jeremy Frakins	5,000.00
12/12/19	1/2/22	Gil Lyons	6,750.00
12/10/19	1/2/22	Lana Green	10,000.00
12/16/19	1/2/22	Jay Layman	5,000.00
12/9/19	1/2/22	Paula Vitz	5,000.00
12/9/19	1/2/22	Peter Wolfson	5,000.00
1/9/20	1/2/22	Jordan Stewart	5,000.00
1/9/20	1/2/22	Lana Green	10,000.00
1/21/20	1/2/22	Jeremy P. Feakins	5,000.00
1/20/20	1/2/22	Carlton Boon	5,000.00
1/23/20	1/2/22	Kathleen Johnson	5,000.00
1/20/20	1/2/22	Peter Wolfson	5,000.00
1/23/20	1/2/22	Marcia Polansky	5,000.00
1/24/20	1/2/22	Tyler Zerbe	5,000.00
1/22/20	1/2/22	Jane Koons	5,000.00
1/24/20	1/2/22	Don Lindman	5,000.00
1/24/20	1/2/22	Anne Zerbe	10,000.00
1/22/20	1/2/22	Danette Koons	5,000.00
1/27/20	1/2/22	Jay Layman	10,000.00
1/23/20	1/2/22	Anthony Gray	5,000.00
1/20/20	1/2/22	Ed Baer	5,000.00
1/28/20	1/2/22	Paula vitz	10,000.00
1/23/20	1/2/22	Stephen Shiffer	5,000.00
1/20/20	1/2/22	Mike Baer	5,000.00
1/20/20	1/2/22	Tim Abbott	5,000.00
1/23/20	1/2/22	Bob Lowe	5,000.00
1/27/20	1/2/22	Paula Vitz	20,000.00
1/22/20	1/2/22	Byron Smith	5,000.00
1/30/20	1/2/22	Cinthia & Paul Kettering	20,000.00
1/24/20	1/2/22	Vosburg Trust	5,000.00
1/29/20	1/2/22	Anna Layman Knox	5,000.00
1/23/20	1/2/22	Bob White	20,000.00
1/30/20	1/2/22	Lisa Schmidt	5,000.00
1/27/20	1/2/22	Jason Layman	5,000.00
2/7/20	1/2/22	Richard White	2,500.00
2/24/20	1/2/22	Tom Wells	50,000.00
2/17/20	1/2/22	Brad White	2,500.00

Total			296,750.00